Exhibit 99.1

            Occupational Health + Rehabilitation Inc Reports Strong
                        Return to Profitability in 2004


    HINGHAM, Mass.--(BUSINESS WIRE)--April 6, 2005--Occupational
Health + Rehabilitation Inc ("OH+R") (OTCBB:OHRI) reported financial results for the fourth quarter and calendar year ended December 31, 2004.

    Year 2004 Highlights

    -- 7% increase in net revenue to $57,088,000 in 2004 from $53,538,000 in 2003

    -- 37% increase in center operating profits to $8,150,000 in 2004 from $5,968,000 in 2003

    -- 160% increase in income from operations to $2,925,000 in 2004 from $1,127,000 in 2003

    --  Net income of $789,000 in 2004 versus a net loss of $231,000 in 2003

    --  Adjusted EBITDA of $4,381,000 in 2004 compared to $2,532,000 in 2003

    Quarter Highlights

    -- 1% increase in net revenue to $13,627,000 in 2004 from $13,486,000 in 2003

    -- 1% decrease in center operating profits to $1,647,000 in 2004 from $1,666,000 in 2003

    --  Income from operations of $407,000 in 2004 versus $519,000 in
        2003

    --  Net income of $48,000 in 2004 versus $43,000 in 2003

    --  Adjusted EBITDA of $742,000 in 2004 versus $918,000 in 2003

    John C. Garbarino, OH+R's President and Chief Executive Officer, said "2004 saw a strong return to profitability for OH+R after a disappointing 2003 with the Company posting net income of $789,000 compared to a loss of $231,000 in the prior year. We believe the improved results reflect our decision this year to temporarily put on hold our expansion plans in order to devote our attention exclusively to improving the operating performance of our current centers. As a result of this focus on improved operating efficiencies and tight cost controls, center operating margin rose to 14.3% of net revenue from 11.1% in 2003. Revenue increased about 7%, primarily due to growth in revenue per visit as a result of price increases. On site services grew about 25% compared to last year with new contracts being a significant contributor to this increase.
    "As always, the fourth quarter was our weakest due to seasonal factors. Net income of $48,000 was slightly ahead of 2003.
    "I am pleased to report that the first quarter of 2005 has seen a substantial increase in profitability over the $201,000 of net income reported in the prior year and we expect this trend to continue for the rest of the year."

    OH+R is a leading occupational healthcare provider specializing in the prevention, treatment and management of work-related injuries and illnesses, as well as regulatory compliance services. The company operates 35 occupational health centers, and also delivers workplace health services at employer locations throughout the United States. OH+R's mission is to reduce the cost of work-related injuries and illnesses, and other healthcare costs for employers while improving the health status of employees through high quality care and extraordinary service. OH+R expects to continue to expand its network of service delivery sites, principally through joint ventures with hospitals and development of its workplace health programs.
    Statements contained in this release that are not based on historical information are forward looking statements subject to uncertainties and risks, including, but not limited to, economic conditions; pricing issues; the impact of competition; and other factors discussed in OH+R's filings with the Securities and Exchange Commission.
-0-
*T
            Unaudited Financial Data and Reconciliation of
                        Adjusted EBITDA follow.

               OCCUPATIONAL HEALTH + REHABILITATION INC
                    Unaudited Financial Highlights
               (in thousands, except per share amounts)

                       Statements of Operations

                                      Three Months
                                          Ended          Year Ended
                                       December 31,      December 31,
                                     ---------------   ---------------
                                       2004    2003      2004    2003
                                     ------- -------   ------- -------
Net revenue                         $13,627 $13,486   $57,088 $53,538
                                     ------- -------   ------- -------

Center operating profit             $ 1,647 $ 1,666   $ 8,150 $ 5,968
                                     ------- -------   ------- -------

Center operating margin                12.1%   12.4%     14.3%   11.1%
                                     ------- -------   ------- -------

Income from operations              $   407 $   519   $ 2,925 $ 1,127
                                     ------- -------   ------- -------

Net income (loss)                   $    48 $    43   $   789 $  (231)
                                     ------- -------   ------- -------

Net income (loss) available to
     common shareholders - basic    $    48 $    43   $   789 $  (377)
                                     ------- -------   ------- -------

Net income (loss) per common share
          - basic                   $  0.02 $  0.02   $  0.26 $ (0.14)
                                     ------- -------   ------- -------
          - diluted                 $  0.01 $  0.02   $  0.25 $ (0.14)
                                     ------- -------   ------- -------

Weighted average common
      shares outstanding
          - basic                     3,088   3,088     3,088   2,727
                                     ------- -------   ------- -------
          - diluted                   3,778   3,088     3,212   2,727
                                     ------- -------   ------- -------

Other Data:
Adjusted EBITDA (non-GAAP)          $   742 $   918   $ 4,381 $ 2,532
                                     ------- -------   ------- -------

                            Balance Sheets

                                             December 31, December 31,
                                                   2004         2003
                                              -----------  -----------
Assets:
    Cash                                     $     1,082  $     1,744
    Accounts receivable, net                      10,577        8,771
    Other current assets                           1,699        1,503
    Non-current assets                            10,555       12,081
                                              -----------  -----------
                                             $    23,913  $    24,099
                                              ===========  ===========

Liabilities and Stockholders' Equity:
    Current liabilities                      $    15,318  $    15,150
    Long-term debt                                   604        1,705
    Minority interests                             1,388        1,430
    Stockholders' equity                           6,603        5,814
                                              -----------  -----------
                                             $    23,913  $    24,099
                                              ===========  ===========

               OCCUPATIONAL HEALTH + REHABILITATION INC
   Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA
                            (in thousands)


                                         Three Months
                                             Ended        Year Ended
                                          December 31,    December 31,
                                         --------------  -------------

                                           2004   2003    2004   2003
                                          ------ ------  ------ ------

Net income (loss)                        $   48 $   43  $  789 $ (231)

  Tax provision (benefit)                    52     34     586    (99)
  Interest expense, net                     195    191     821    642
  Depreciation expense                      321    378   1,381  1,336
  Amortization expense                       14     21      75     69
                                          ------ ------  ------ ------

EBITDA                                      630    667   3,652  1,717

  Minority interest and contractual
   settlements, net                         112    251     729    815
                                          ------ ------  ------ ------

Adjusted EBITDA                          $  742 $  918  $4,381 $2,532
                                          ====== ======  ====== ======
*T
    EBITDA represents net income (loss) before interest expense, net, income tax provision (benefit), and depreciation and amortization expense. Adjusted EBITDA represents EBITDA before minority interest and contractual settlements, net. The Company considers Adjusted EBITDA to be a key indicator of operating performance since it is (a) an important factor in the determination of compliance with one of the financial covenants under the Company's revolving line of credit and
(b) a standard financial measurement for determining the amount of cash generated by the Company's operations.
    Adjusted EBITDA is not a defined term under Generally Accepted Accounting Principles ("GAAP"). Adjusted EBITDA excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company's operating, investing and financing activities. It also excludes the effects of interest expense, depreciation and amortization expense, income taxes and other items included when determining a company's net income. Hence, this measure should not be used either in isolation or as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures.



    CONTACT: Occupational Health + Rehabilitation Inc
             John C. Garbarino, 781-741-5175
             President and Chief Executive Officer
             or
             Keith G. Frey, 781-741-5175
             Chief Financial Officer